EXHIBIT 22
----------
                             Listing of Subsidiaries

                                                                     Percent of
                                                                       Voting
                                                                     Securities
                                         Jurisdiction of              Owned by
           Subsidiary                     Incorporation              the Company
           ----------                     -------------              -----------

JLG Equipment Services, Inc.          Pennsylvania                      100%

Fulton International, Inc.            Delaware                          100%

Fulton International Foreign
Sales Corporation                     Barbados                          100%

Zontess Pty. Ltd.                     Australia                         100%


The financial statements of the above listed subsidiaries are included in the Company's Consolidated Financial Statements incorporated herein by reference.


                                       50